UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

Progenics Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, 47th Floor, New York, New York 10007

(Address of Principal Executive Offices)                (Zip Code)

Registrant’s telephone number, including area code: (646) 975-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0013 per share	PGNX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation, on June 19, 2020 (the “Closing Date”), of the previously announced acquisition of Progenics Pharmaceuticals, Inc. (“Progenics”) pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of February 20, 2020 (the “Merger Agreement”), by and among Progenics, Lantheus Holdings, Inc. (“Lantheus”) and Plato Merger Sub, Inc., a wholly owned subsidiary of Lantheus Holdings (“Merger Sub”), pursuant to which Merger Sub merged with and into Progenics (the “Merger”), with Progenics surviving the Merger as a wholly-owned subsidiary of Lantheus.

Item 2.01. Completion of Acquisition or Disposal of Assets.

On the Closing Date, Lantheus and Progenics completed the Merger. At the effective time of the Merger (the “Effective Time”), each share of Progenics’ common stock, par value $0.0013 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) were automatically converted into the right to receive (i) 0.31 of a share of Lantheus common stock and (ii) one non-transferable contingent value right (a “CVR”) representing the right to receive up to two contingent payments upon the achievement of certain milestones at the times and subject to the terms of the Contingent Value Rights Agreement (the “CVR Agreement”), dated as of June 19, 2020, by and between Lantheus and Computershare, Inc., a Delaware corporation, and its wholly owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company, collectively, as rights agent (both clause (i) and (ii) being the “Merger Consideration”).

At the Effective Time, in accordance with the Merger Agreement, each Progenics stock option with a per share exercise price that does not exceed $4.42 (an “in-the-money option”) and each Progenics stock option with a per share exercise price that does exceed $4.42 (an “out-of-the-money option”) was treated as follows:

•

If such Progenics stock option was an in-the-money option immediately prior to the Effective Time, it was assumed by Lantheus and converted into an option (a “Lantheus stock option”) to purchase (a) that number of shares of Lantheus common stock (rounded down to the nearest whole share) equal to the product obtained by multiplying (i) the total number of shares of Common Stock subject to such Progenics stock option immediately prior to the Effective Time by (ii) 0.31, (b) at a per-share exercise price (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (i) the exercise price per share of Common Stock at which such Progenics stock option was exercisable immediately prior to the Effective Time by (ii) 0.31. Each such Lantheus stock option has the same terms and conditions (including the applicable time-vesting and/or performance-vesting conditions and any provisions for accelerated vesting) as applied to the corresponding Progenics in-the-money option immediately prior to the Effective Time.

•

In addition to a Lantheus stock option, each holder of a Progenics in-the-money option immediately prior to the Effective Time also received either (a) with respect to any Progenics in-the-money option that was vested immediately prior to the Effective Time (a “vested in-the-money option”), one fully vested CVR for each share of Common Stock subject to such vested in-the-money option that will be payable under the terms of the CVR Agreement (a “vested CVR”), or (b) with respect to any Progenics in-the-money option that was not vested immediately prior to the Effective Time (an “unvested in-the-money option”), one unvested CVR for each share of Common Stock subject to such unvested in-the-money option that is subject to vesting upon the same terms and conditions (including the applicable time-vesting and/or performance-vesting conditions and any provisions for accelerated vesting) that applied to the corresponding Progenics in-the-money option and payable under the terms of the CVR Agreement (an “unvested CVR”). However, if the holder of such unvested CVR is employed or in the service of Lantheus, the surviving corporation or one of their subsidiaries, on the date a payment is due under the CVR Agreement, then such unvested CVR will be deemed vested on such date with respect to such payment. In the event that the employment or other service with Lantheus, the surviving corporation or one of their subsidiaries, of a holder of an unvested CVR is terminated for any reason prior to the vesting of the unvested CVR for any reason that would trigger the forfeiture of the corresponding unvested in-the-money option, such unvested CVR will be forfeited without payment.

•

If such Progenics stock option was an out-of-the-money option immediately prior to the Effective Time, it was assumed by Lantheus and converted into a Lantheus stock option to purchase (a) that number of shares of Lantheus common stock (rounded down to the nearest whole share) equal to the product obtained by multiplying (i) the total number of shares of Common Stock that were subject to such out-of-the-money option immediately prior to the Effective Time by (ii) 0.31, (b) at a per-share exercise price (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (i) the exercise price per share of Common Stock at which such Progenics stock option was exercisable immediately prior to the Effective Time by (ii) 0.31.

The aggregate number of shares of Lantheus common stock expected to be issued in connection with the Merger is 26,844,957. In addition, in connection with the Merger, Lantheus expects to assume 34,000 in-the-money options and 6,507,342 out-of-the-money options, each to be converted into Lantheus stock options at the exchange ratio noted above. The aggregate number of CVRs expected to be issued in connection with the Merger is 86,630,634.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is incorporated by reference as Exhibit 2.1 hereto and is incorporated in this Item 2.01 by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the completion of the Merger, Progenics notified The Nasdaq Stock Market (“Nasdaq”) that the Merger had been completed and requested that trading of the Common Stock on Nasdaq be suspended prior to the opening of trading on June 22, 2020. In addition, Progenics requested that Nasdaq file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration on Form 25 to delist the Common Stock from Nasdaq and deregister the Common Stock under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), on June 22, 2020. As a result, the Common Stock will no longer be listed on Nasdaq. In addition, Progenics intends to file with the SEC a certification on Form 15 under the Exchange Act to terminate the registration of all Progenics securities registered under Section 12(g) of the Exchange Act and to suspend Progenics’ reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in the Introductory Note and Item 2.01 of this report is incorporated in this Item 3.01 by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, and 5.03 is incorporated in this Item 3.03 by reference.

On the Closing Date, each holder of Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of Progenics, other than (except for certain excluded shares as described in the Merger Agreement) the right to receive the per share Merger Consideration pursuant to the terms of the Merger Agreement.

Item 5.01. Changes in Control of Registrant.

On the Closing Date, a change in control of Progenics occurred and Progenics became a wholly owned subsidiary of Lantheus.

The information set forth in the Introductory Note and Item 3.03 and 5.02 is incorporated in this Item 5.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, Ann MacDougall, Gérard Ber, Bradley Campbell, Eric Ende, Karen Jean Ferrante, David Mims, and Heinz Mäusli resigned from their respective roles as directors on the board of directors of Progenics. Effective as of the Effective Time, Mary Anne Heino, Robert J. Marshall Jr. and Michael P. Duffy, the directors of Merger Sub, were appointed as directors to the board of directors of Progenics.

In addition, on the Closing Date, David Mims resigned as Interim Chief Executive Officer and Interim Chief Financial Officer of Progenics. In addition, effective as of the Effective Time, Mary Anne Heino was appointed as Chief Executive Officer and President and Robert J. Marshall Jr. was appointed as Chief Financial Officer and Treasurer.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, Progenics’ certificate of incorporation was amended and restated in its entirety to be in the form attached hereto as Exhibit 3.1.

On the Closing Date, Progenics’ bylaws were amended and restated in their entirety to be in the form attached hereto as Exhibit 3.2.

The information set forth in Item 2.01 of this report is incorporated in this Item 5.03 by reference.

Item 8.01. Other Events.

On June 22, 2020, Progenics and Lantheus issued a joint press release announcing the consummation of the Merger. A copy of the joint press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of February 20, 2020, among Lantheus Holdings, Inc., Plato Merger Sub, Inc. and Progenics Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 to Progenics’ Current Report on Form 8-K filed on February 20, 2020).

3.1	Fourth Amended and Restated Certificate of Incorporation of Progenics Pharmaceuticals, Inc., effective June 19, 2020.

3.2	Amended and Restated Bylaws of Progenics, effective June 19, 2020.

99.1	Joint Press Release, dated June 22, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

By:	/s/ Daniel M. Niedzwiecki
Name: Daniel M. Niedzwiecki
Secretary: Secretary

Date: June 22, 2020